HOME HOLDINGS INC.,
                                     ISSUER


                                       AND


                            WILMINGTON TRUST COMPANY,

                                     TRUSTEE

                                -----------------

                                    INDENTURE


                            DATED AS OF JULY __, 1998


                                ----------------

                                  $[      ]


                       [ ]% SENIOR NOTES DUE July __, 2006

                              CROSS-REFERENCE TABLE

Trust Indenture Act Section                        Indenture Section
---------------------------                        -----------------

       310(a)(1)                                         7.10
          (a)(2)                                         7.10
          (a)(3)                                         N.A.
          (a)(4)                                         N.A.
          (b)                                            7.8, 7.10, 10.2
          (c)                                            N.A.
       311(a)                                            7.11
          (b)                                            7.11
          (c)                                            N.A.
       312(a)                                            2.5
          (b)                                            10.3
          (c)                                            10.3
       313(a)                                            7.6
          (b)(1)                                         N.A.
          (b)(2)                                         7.6
          (c)                                            7.6, 10.2
          (d)                                            7.6
       314(a)                                            3.2, 10.2
          (b)                                            N.A.
          (c)(1)                                         10.4
          (c)(2)                                         10.4
          (c)(3)                                         N.A.
          (d)                                            N.A.
          (e)                                            10.5
          (f)                                            N.A.
       315(a)                                            7.1(b)
          (b)                                            7.5, 10.2
          (c)                                            7.1(a)
          (d)                                            7.1(c)
          (e)                                            6.11
       316(a)(last sentence)                             2.9
          (a)(1)(A)                                      6.5
          (a)(1)(B)                                      6.4
          (a)(2)                                         N.A.
          (b)                                            6.7
       317(a)(1)                                         6.8
          (a)(2)                                         6.9
          (b)                                            2.4
       318(a)                                            10.1

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

"N.A." means not applicable.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I      DEFINITIONS AND INCORPORATION
               BY REFERENCE................................................. 2
  Section 1.1  Definitions.................................................. 2
  Section 1.2  Other Definitions............................................ 6
  Section 1.3  Incorporation by Reference of Trust Indenture Act............ 6
  Section 1.4  Rules of Construction........................................ 7

ARTICLE II     THE NOTES.................................................... 7
  Section 2.1  Form and Dating.............................................. 7
  Section 2.2  Execution and Authentication; Payments-in-Kind............... 7
  Section 2.3  Registrar and Paying Agent................................... 9
  Section 2.4  Paying Agent to Hold Money in Trust.......................... 9
  Section 2.5  Noteholder Lists............................................. 9
  Section 2.6  Transfer and Exchange........................................10
  Section 2.7  Replacement Notes............................................10
  Section 2.8  Outstanding Notes............................................10
  Section 2.9  Treasury Notes...............................................11
  Section 2.10 Temporary Notes..............................................11
  Section 2.11 Cancellation.................................................11
  Section 2.12 Defaulted Interest...........................................11
  Section 2.13 CUSIP Numbers................................................12

ARTICLE III    COVENANTS................................................... 12
  Section 3.1  Payment of Notes............................................ 12
  Section 3.2  Commission Reports; Reports to Noteholders.................. 12
  Section 3.3  Compliance Certificate...................................... 13
  Section 3.4  Notice of Default........................................... 13
  Section 3.5  Corporate Existence......................................... 13
  Section 3.6  Taxes and Other Claims...................................... 14
  Section 3.7  Change of Control........................................... 14
  Section 3.8  Limitation on Liens......................................... 15
  Section 3.9  Limitation on Disposition of Stock of Significant
               Subsidiaries................................................ 15
  Section 3.10 Limitation on Transactions with Affiliates.................. 16
  Section 3.11 Limitation on Dividends, Redemptions and Loans.............. 17

ARTICLE IV     SUCCESSORS.................................................. 17
  Section 4.1  When Company May Merge, etc................................. 17
  Section 4.2  Successor Corporation Substituted........................... 18

                                                                            Page
                                                                            ----


ARTICLE V      REDEMPTION................................................... 18
  Section 5.1  Optional Redemption by the Company........................... 18
  Section 5.2  Notice to Trustees........................................... 19
  Section 5.3  Selection of Notes to be Redeemed............................ 19
  Section 5.4  Notice of Redemption......................................... 19
  Section 5.5  Effect of Notice of Redemption............................... 20
  Section 5.6  Deposit of Redemption Price.................................. 20
  Section 5.7  Notes Redeemed in Part....................................... 20

ARTICLE VI     DEFAULTS AND REMEDIES........................................ 20
  Section 6.1  Events of Default............................................ 20
  Section 6.2  Acceleration................................................. 22
  Section 6.3  Other Remedies............................................... 22
  Section 6.4  Waiver of Past Defaults...................................... 23
  Section 6.5  Control by Majority.......................................... 23
  Section 6.6  Limitation on Suits.......................................... 23
  Section 6.7  Rights of Holders to Receive Payment......................... 23
  Section 6.8  Collection Suit by Trustee................................... 24
  Section 6.9  Trustee May File Proofs of Claim............................. 24
  Section 6.10 Priorities................................................... 24
  Section 6.11 Undertaking for Costs........................................ 25
  Section 6.12 Waiver of Stay or Extension Laws............................. 25

ARTICLE VII    TRUSTEE...................................................... 25
  Section 7.1  Duties of Trustee............................................ 25
  Section 7.2  Rights of Trustee............................................ 26
  Section 7.3  Individual Rights of Trustee................................. 27
  Section 7.4  Trustee's Disclaimer......................................... 27
  Section 7.5  Notice of Defaults........................................... 27
  Section 7.6  Reports by Trustee to Holders................................ 27
  Section 7.7  Compensation and Indemnity................................... 27
  Section 7.8  Replacement of Trustee....................................... 28
  Section 7.9  Successor Trustee by Merger, etc............................. 29
  Section 7.10 Eligibility; Disqualification................................ 29
  Section 7.11 Preferential Collection of Claims Against Company............ 29

ARTICLE VIII   SATISFACTION AND DISCHARGE OF INDENTURE;
               DEFEASANCE................................................... 30
  Section 8.1  Discharge of Liability on the Notes;
               Legal and Covenant Defeasance................................ 30
  Section 8.2  Satisfaction, Discharge of the Indenture and
               Termination of the Company's Obligations upon
               Cancellation of the Notes.................................... 31
  Section 8.3  Survival of Certain Obligations.............................. 32

                                                                            Page
                                                                            ----


  Section 8.4   Acknowledgment of Discharge by Trustee...................... 32
  Section 8.5   Application of Trust Money.................................. 32
  Section 8.6   Repayment to Company........................................ 32
  Section 8.7   Reinstatement............................................... 32

ARTICLE IX      AMENDMENTS AND WAIVERS...................................... 33
  Section 9.1   Without Consent of Holders.................................. 33
  Section 9.2   With Consent of Holders..................................... 33
  Section 9.3   Compliance with Trust Indenture Act......................... 34
  Section 9.4   Revocation and Effect of Consents........................... 34
  Section 9.5   Notation on or Exchange of Notes............................ 35
  Section 9.6   Trustee To Sign Amendments, Etc............................. 35

ARTICLE X       MISCELLANEOUS............................................... 36
  Section 10.1  Trust Indenture Act Controls................................ 36
  Section 10.2  Notices..................................................... 36
  Section 10.3  Communications by Holders with Other Holders................ 37
  Section 10.4  Certificate and Opinion as to Conditions Precedent.......... 37
  Section 10.5  Statements Required in Certificate or Opinion............... 37
  Section 10.6  Rules by Trustee and Agents................................. 38
  Section 10.7  Legal Holidays.............................................. 38
  Section 10.8  No Recourse Against Others.................................. 38
  Section 10.9  Duplicate Originals......................................... 38
  Section 10.10 Governing Law............................................... 38
  Section 10.11 No Adverse Interpretation of Other Agreements............... 39
  Section 10.12 Successors.................................................. 39
  Section 10.13 Severability................................................ 40

            INDENTURE dated as of July __, 1998 between HOME HOLDINGS INC., a Delaware corporation (the "Company"), and WILMINGTON TRUST COMPANY, a Delaware bank and trust company (the "Trustee").

            WHEREAS, the Notes (as defined below) have the benefit of the security interest granted under the Assignment and Security Agreement dated July ___, 1998, made by the Company in favor of Wilmington Trust FSB, a federal savings bank, as collateral agent for holders of the Notes.

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's [ ]% Senior Notes due July __, 2006 (the "Notes"):


                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

            Section 1.1 Definitions. As used in this Indenture, the following terms shall have the following meanings:

            "Affiliate" means, when used with reference to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Board of Directors" means the Board of Directors of the Company or any authorized committee thereof.

            "Business Day" means a day that is not a Legal Holiday.

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

            "Change of Control" means an event or series of events pursuant to which (i) any person or group (as such terms are defined for purposes of Section 13 of the Exchange Act), other than Zurich, or any of its Affiliates, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of 50% or more of the total voting power (on a fully diluted basis) of the Voting Stock (as defined below) of the Company, (ii) the Company consolidates or merges with another Person or conveys, transfers or leases all or substantially all of its assets to another person, or any Person consolidates or merges with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transactions (A) with ZRNA or an Affiliate of ZRNA or (B) in which the holders of a majority (on a fully diluted basis) of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority (on a fully diluted basis) of the Voting Stock of the surviving corporation immediately after such transaction or (iii) the stockholders of the Company approve any plan of liquidation or dissolution of the Company. For purposes of the foregoing definition, "Voting Stock" of any Person means the Capital Stock of such person that ordinarily has voting power for the election of directors (or Persons performing similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.


            "Commission" means the Securities and Exchange Commission.

            "Company" means Home Holdings Inc. until a successor replaces it and thereafter means the successor.

            "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Holder" or "Noteholder" means a Person in whose name a Note is registered.

            "Indebtedness" means, with respect to any Person, (i) Indebtedness for Borrowed Money of such Person, any other indebtedness of such Person, including any indebtedness representing the balance deferred and unpaid of the purchase price of any property or interest therein, and any guarantee, endorsement or other contingent obligation of such Person in respect of any indebtedness of another Person, (ii) obligations of such Person under interest rate, commodity or currency swaps, caps, collars, options and similar arrangements, (iii) obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction and (iv) any amendments, modifications, refundings, renewals or extensions of any indebtedness or other obligations described in the foregoing clauses (i) through (iii).

            "Indebtedness for Borrowed Money" means, with respect to any Person,
      (i) the principal of and premium, if any, and interest, if any, on indebtedness for borrowed money of such Person which is evidenced by bonds, notes, debentures or similar instruments, and any guarantee by such Person or letter of credit for the account of such Person in respect of indebtedness for borrowed money of another Person which is evidenced by bonds, notes, debentures or similar instruments, whether such indebtedness, guarantee or letter of credit is outstanding on the date of this Indenture or is thereafter created, assumed or incurred, (ii) lease obligations of such Person which such Person capitalizes in accordance with generally accepted accounting principles as in effect from time to time and (iii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or other obligations described in the foregoing clauses (i) and (ii); provided that Indebtedness for Borrowed Money shall not include any other obligation of such Person which is not described in the foregoing clause (i), (ii) or (iii) (including, without limitation, any sale or pledge of insurance receivables), whether or not secured by any Lien on any property of such Person.

            "Indenture" means this Indenture, as amended, supplemented or otherwise modified from time to time.

            "Notes" means the Notes described above and issued under this Indenture, including any Additional Notes.

            "Noteholder" or "Holder" means a Person in whose name a Note is registered.

            "Officer" means the Chairman of the Board of Directors, any President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

            "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Company or of any other obligor upon the Notes, as the case may be. One of the Officers signing an Officers' Certificate pursuant to Section 3.3 shall be the Principal Executive Officer, Principal Financial Officer or Principal Accounting Officer of the Company.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any other obligor upon the Notes or the Trustee.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Principal" of a debt security (including the Notes) means the principal of the security.


            "Reorganization Plan" means the Revised Third Amended and Restated Plan of Reorganization of Home Holdings Inc. dated June 3, 1998, under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss. 101 et seq., Case No. 98 B 40319 (JHG).


            "Senior Indebtedness" means the Notes and any other Indebtedness that ranks pari passu as to payment of principal or interest with the Notes.


            "Significant Subsidiary" means each Subsidiary which is an insurance company permitted to write insurance in at least one state and with a statutory surplus equal to or greater than $50 million.


            "Subsidiary" of a Person means (i) a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned or controlled, directly or indirectly, by such Person or (ii) any other Person (other than a corporation) in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

            "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture except as provided in Section 9.3 hereof.


            "Trustee" means Wilmington Trust Company until a successor replaces it and thereafter means the successor.


            "Trust Officer" means any officer or assistant officer of the corporate trust administration department of the Trustee or otherwise assigned by the Trustee to administer its corporate trust matters.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and, except for purposes of Article VIII hereof, includes a check of the Company or a bank check payable in U.S. Legal Tender.


            "ZRNA" means Zurich Reinsurance North America, an insurance company organized under the laws of Connecticut.


            "Zurich" means Zurich Insurance Company, a corporation organized and existing under the laws of Switzerland.


            Section 1.2 Other Definitions. Terms not otherwise defined herein shall have the meanings assigned to them in the Notes. As used in this Indenture, the following terms shall have the meanings assigned in the Sections referred to opposite such terms below:


         Term                                                 Defined in Section
         ----                                                 ------------------

"Additional Notes" .........................................................2.2
"Bankruptcy Law"............................................................6.1
"Change of Control Offer"...................................................3.7
"Covenant Defeasance".......................................................8.1
"Custodian".................................................................6.1
"Event of Default"..........................................................6.1
"Interest Payment Date" .....................................Note (paragraph 1)
"Lien"......................................................................3.8
"Legal Defeasance"..........................................................8.1
"Legal Holiday"............................................................10.7
"Paying Agent"..............................................................2.3
"Registrar".................................................................2.3
"Regular Record Date" .......................................Note (paragraph 2)
"U.S. Government Obligations"...............................................8.1

            Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

            The following terms used in this Indenture and defined in the Trust Indenture Act have the following meanings:

            "indenture securities" means the Notes;

            "indenture security holder" means a Noteholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
      and

            "obligor" on the indenture securities means the Company and any other obligor upon the Notes.


            All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings assigned to them.


            Section 1.4 Rules of Construction. Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect as of the date any determination hereunder is required;

            (c) "or" is not exclusive;

            (d) words in the singular include the plural, and in the plural include the singular; and

            (e) provisions apply to successive events and transactions.

                                   ARTICLE II

                                    THE NOTES


            Section 2.1 Form and Dating. The Notes shall be substantially in the form of Exhibit A, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication and shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner as determined by the Company.


            Section 2.2 Execution and Authentication; Payments-in-Kind. (a) Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

            (b) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall be valid nevertheless.

            (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            (d) The Trustee shall authenticate Notes for original issue up to the aggregate principal amount of not more than $___ million upon a written order of the Company signed by two Officers. The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in Sections 2.2(e) and 2.7.


            (e) (i) The Company may, at its option and in its sole discretion, in lieu of a cash payment of any or all of the interest due on the Notes on any Interest Payment Date (as defined in the Notes) up to and including July __, 2001, by giving notice to the Noteholders and the Trustee of such election not less than 30 nor more than 60 days prior to a Regular Record Date of an interest payment (as defined in the Notes), require the Trustee or an authenticating agent (upon written order of the Company signed by two Officers, given not less than 30 nor more than 60 days prior to the Interest Payment Date) on each such Interest Payment Date as to which the Company has elected not to make interest payments in cash, in full or in part, to authenticate for original issue and deliver additional Notes ("Additional Notes"), in an aggregate principal amount equal to the amount of cash interest not paid on each such Interest Payment Date. Each issuance of Additional Notes in lieu of cash payment of interest on the Notes shall be made pro rata with respect to the outstanding Notes, provided, that Additional Notes shall be issuable only in denominations of $1,000 or integral multiples thereof and the Company shall pay in cash to each Noteholder the difference (if any) between the amount of interest payable to such Noteholder on such interest payment date and the face value of Additional Notes issued to such Noteholder by the Company pursuant to this Section 2.2(e)(i). Additional Notes shall bear interest from the interest payment date with respect to which they are issued.

            (ii) If the Company fails to give the notice required by Section 2.2(e)(i) to the Noteholders, such notice requirement with respect to the Noteholders shall be deemed satisfied by the issuance and delivery to the Noteholders of Additional Notes in lieu of cash on the relevant Interest Payment Date. The Trustee shall authenticate and deliver such Additional Notes even if the Company has failed to give the notice required by Section 2.2(e)(i) to the Noteholders upon the Trustee's receipt of such notice. Failure to pay interest in such manner on the Interest Payment Date following the failure to give the notice required by Section 2.2(e)(i) to the Noteholders, or failure to give such notice to the Trustee, shall obligate the Company to pay immediately the interest due in cash, subject to the provisions of Section 6.1(a).


            (f) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

            (g) The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.


            Section 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), subject to such reasonable regulation as the Company or the Registrar may prescribe, and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.


            The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act and the relevant provisions of this Indenture and shall not otherwise be inconsistent with this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

            Section 2.4 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money and/or Additional Notes held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee of any default by the Company or any other obligor upon the Notes in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money and/or Additional Notes held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money and/or Additional Notes held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money and/or Additional Notes. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

            Section 2.5 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the

Company or any other obligor upon the Notes shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.


            Section 2.6 Transfer and Exchange. When Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its or the Company's reasonable requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 2.10 or 9.5.

            Section 2.7 Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of the Trustee and the Company are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee, any Paying Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its reasonable expenses in replacing a Note lost, destroyed or wrongfully taken (including the fees and expenses of the Trustee).


            Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.


            Section 2.8 Outstanding Notes. The Notes outstanding at any time are all Notes authenticated and delivered by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Additional Notes shall be deemed outstanding as of the date with respect to which they are issued in lieu of cash interest.

            Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes shall be deemed not to be outstanding; provided, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor has been made in a manner satisfactory to the Trustee.

            If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.



            Subject to Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            Section 2.9 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any other obligor upon the Notes or an Affiliate of the Company or such obligor shall not be disregarded (including for purposes of determining the outstanding principal amount of Notes); provided, however, that for the purposes of the last sentence of subsection 316(a) of the Trust Indenture Act in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any other obligor upon the Notes or an Affiliate of the Company or such obligor shall be disregarded (including for purposes of determining the outstanding principal amount of Notes); provided further, that for the purposes of determining whether the Trustee shall be protected in relying on any such latter direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded.

            Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, such temporary Notes shall be entitled to the same rights, benefits and privileges as the definitive Notes.


            Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel and destroy all Notes surrendered for transfer, exchange, payment, redemption or cancellation. The Trustee shall deliver to the Company a certificate of destruction with respect thereto. The Company may not issue new Notes to replace Notes that it has paid, purchased (on the open market or otherwise) or otherwise acquired or delivered to the Trustee for cancellation.

            Section 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent lawful, any interest (which may be payable in Additional Notes for the period permitted by Section 2.2(e)(i) hereof and Paragraph 1 of the Note) payable on the defaulted interest, to the Persons who are Noteholders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner reasonably satisfactory to the Trustee. At least 15 days before the special record date, the Company shall mail to Noteholders a notice that states the special record date, payment date and amount of defaulted interest to be paid. Notwithstanding the preceding two sentences, the Company may pay defaulted interest in any other lawful manner.

            Section 2.13 CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE III

                                    COVENANTS

            Section 3.1 Payment of Notes. The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money in immediately available funds and/or Additional Notes sufficient to pay all principal and interest then due.

            The Company shall pay interest on overdue principal at the rate borne by the Notes and the Company shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            Section 3.2 Commission Reports; Reports to Noteholders. (a) The Company shall file with the Trustee, within 15 days after it files them with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 (other than Form 11-K) or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. If the Company is not subject to the requirements of Section

13 or 15(d) of the Exchange Act, it shall file with the Trustee, within 15 days after it would have been required to file with the Commission, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants) comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act.

                  (b) So long as the Notes remain outstanding, the Company shall cause its annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders to be mailed to the Noteholders (no later than ten days after the date such materials are mailed to the Company's stockholders) at their addresses appearing in the register of Notes maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements referred to in subsection 3.2(a) above, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants), to be so mailed to the Holders within 120 days after the end of each of the Company's fiscal years and within 60 days after the end of each of its first three fiscal quarters.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            Section 3.3 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate complying with Section 314(a)(4) of the Trust Indenture Act and stating whether or not the signers know of any Default that occurred during such fiscal year. If they do, the Officers' Certificate shall describe the Default and its status. Such compliance shall be determined without regard to periods of grace or notice requirements.

            Section 3.4 Notice of Default. The Company will deliver to the Trustee an Officers' Certificate promptly upon becoming aware of any Event of Default or a Default which could result in an Event of Default under subsection 6.1(d) and which Officers' Certificate will specify such Default or Event of Default.

            Section 3.5 Corporate Existence. Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of its Significant Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and corporate franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or corporate franchise; and with respect to such Significant Subsidiaries, any such existence, right or corporate franchise if the Board of Directors, or the board of directors of the Significant Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

            Section 3.6 Taxes and Other Claims. The Company and each Significant Subsidiary shall file all federal, state and local tax returns required to be filed by it and shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges which are material to the Company and its Subsidiaries, on a consolidated basis (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or its Subsidiaries or upon the income, profits or property of the Company or any such Significant Subsidiary, and (ii) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which are material to the Company and its Subsidiaries, on a consolidated basis and, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental charge or claim whose amount, applicability or validity is being contested in good faith and for which disputed amounts adequate reserves have been made in the opinion of the Company's management or as required by generally accepted accounting principles.

            Section 3.7 Change of Control. Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to purchase each Holder's outstanding Notes at a purchase price in cash equal to 101% of the principal amount of such Holder's Notes, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the following terms.

            Within 30 days following any Change of Control, the Company will mail or cause the mailing of a notice to each Holder of a Note, at the address of such Holder as it appears on the Note register, stating (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all of such Holder's Notes at the applicable purchase price in cash as provided above, plus accrued and unpaid interest, if any, to the date of purchase, (ii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma income, cash flow and capitalization after giving effect to such Change of Control), (iii) the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed) and (iv) the instructions determined by the Company, consistent with the foregoing, that a Holder of Notes must follow in order to have its Notes repurchased.

            Notwithstanding the foregoing, in the event that the Company is required to make a Change of Control Offer, the Company will comply with the provisions of Section 14(e), Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable in connection with any Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.7, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

            Section 3.8 Limitation on Liens. The Company shall not, and shall not permit any of its Significant Subsidiaries to, incur, issue, assume, guarantee or permit to exist any Indebtedness for Borrowed Money secured by any mortgage, pledge, lien or other encumbrance of any nature (collectively, "Liens") on any property or assets of the Company or any of its Significant Subsidiaries, or any shares of Capital Stock of any of its Significant Subsidiaries, without effectively providing that the Notes (together with, if the Company shall so determine, any other Senior Indebtedness) shall be secured equally and ratably with such Indebtedness for Borrowed Money; provided, however, that the foregoing restrictions shall not apply to (i) Liens existing on the date of this Indenture; (ii) Liens existing on property or assets of, or on any shares of Capital Stock of, any Person at the time such Person becomes a Significant Subsidiary or consolidates or merges with the Company or any of its Significant Subsidiaries; (iii) Liens upon real or personal property of the Company or any of its Significant Subsidiaries, each of which Liens either (a) existed on such property before the time of its acquisition or (b) was created solely for the purpose of securing Indebtedness for Borrowed Money representing, or incurred to finance, the cost of such property (provided that (x) no such Lien shall extend to or cover any property of the Company or any Significant Subsidiary other than the property acquired (and any fixtures or other improvements thereafter made to such property) and (y) the principal amount (or the aggregate amount which in conformity with generally accepted accounting principles is required to be reported as a liability on the balance sheet of the Company or any of its Significant Subsidiaries in respect of a capital lease of such property) of such Indebtedness for Borrowed Money secured by such Lien shall at no time exceed 80% of the fair market value of such property at the time it was acquired); (iv) Liens securing Indebtedness for Borrowed Money of the Company owed to any of its Subsidiaries; and (v) any extension, renewal or replacement, as a whole or in part, of any Lien referred to in the foregoing clauses (i) through (iv), provided, however, that (a) such extension, renewal or replacement Lien is limited to all or a part of the same property or shares of Capital Stock that secured the Lien extended, renewed or replaced and (b) the Indebtedness for Borrowed Money secured by such Lien at such time is not increased (except as otherwise permitted pursuant to the foregoing clauses (i) through (iv)). For purpose of determining compliance with this Section 3.8, in the event that an item of Indebtedness for Borrowed Money meets the criteria of more than one of the types of Indebtedness for Borrowed Money described in clauses (i) through (v) of this Section 3.8, the Company, in its sole discretion, shall classify such item of Indebtedness for Borrowed

Money and only be required to include the amount and type of such Indebtedness for Borrowed Money under one of said clauses.

            Section 3.9 Limitation on Disposition of Stock of Significant Subsidiaries. Except as provided in Section 3.8, the Company shall not, and shall not permit any Significant Subsidiary to, sell, transfer or otherwise dispose of any shares of Capital Stock of any Significant Subsidiary unless such disposition is effected for fair value as determined by the Board of Directors of the Company acting in good faith and the Company makes an offer to purchase Notes outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, with the proceeds of such disposition; provided that the Company or any Subsidiary may sell, transfer or otherwise dispose of shares of Capital Stock of any Subsidiary to the Company or a direct or indirect wholly owned Subsidiary of the Company.

            Within 30 days following any disposition of shares of Capital Stock of any Significant Subsidiary, the Company will mail or cause the mailing of a notice to each Holder of a Note, at the address of such Holder as it appears on the Note register, stating (i) that such a disposition has occurred and that such Holder has the right to require the Company to repurchase with the proceeds of such disposition such Holder's Notes, pro rata with all Notes tendered by other Holders of Notes, at the applicable purchase price in cash as provided above, plus accrued and unpaid interest, if any, to the date of purchase, (ii) the circumstances and relevant facts regarding such disposition (including, but not limited to, information with respect to pro forma income, cash flow and capitalization after giving effect to such disposition), (iii) the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed) and (iv) the instructions determined by the Company, consistent with this Indenture, that such Holder must follow in order to have its Notes repurchased.

            The Company will comply with the provisions of Section 14(e), Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable in connection with any offer by the Company to purchase Notes at the option of the Holders thereof as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.9, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

            Section 3.10 Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any of its Significant Subsidiaries to, enter into any transaction or series of related transactions in an aggregate amount exceeding $25 million with (i) any Affiliate of the Company or any of its Significant Subsidiaries (other than the Company and its Subsidiaries whose Voting Stock is wholly owned, directly or indirectly by the Company) or (ii) any Person (or any Affiliate of such Person) holding 10% or more of any class of Capital Stock of the

Company or any of its Significant Subsidiaries (other than the Company and its wholly owned Subsidiaries) except in each case on terms, determined by the Board of Directors of the Company acting in good faith, that are either (x) equal and ratable among all holders of the Company's equity securities or (y) no less favorable to the Company or the relevant Significant Subsidiary than would be obtainable at the time for a comparable transaction on an arm's-length basis from an unrelated third party; provided that the foregoing restriction shall not apply to the transactions contemplated by the Reorganization Plan.

            Section 3.11 Limitation on Dividends, Redemptions and Loans. The Company shall not, directly or indirectly: (i) declare or pay any dividends, in cash or in kind, on account of any shares of any class of capital stock of the Company now or hereafter outstanding beneficially owned by Zurich or its Affiliates, its successors, assigns or transferees, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any such shares (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares so owned or agree to do any of the foregoing, or (ii) make any loans or other forms of credit accommodation to Zurich or its Affiliates, its successors, assigns or transferees.

                                   ARTICLE IV

                                   SUCCESSORS

            Section 4.1 When Company May Merge, etc. The Company shall not consolidate or merge with any other Person or transfer (by lease, assignment, sale or otherwise) all or substantially all of its assets, in a single transaction or through a series of related transactions, to another Person or group of affiliated Persons unless (i) the Company is the surviving or continuing Person or, subject to Section 3.9, the Person (if other than the Company) formed by such consolidation or merger or to which the assets of the Company are transferred is a Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and expressly assumes, by an indenture supplemental to this Indenture, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing; provided that the transactions contemplated by the Reorganization Plan shall not constitute a consolidation or a merger which is subject to this Section 4.1. The Company shall deliver to the Trustee prior to the consummation of any consolidation, merger or transfer of assets involving the Company, an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transactions and such supplemental indenture comply with this Indenture.

            In addition, the Company will not permit any Significant Subsidiary to consolidate or merge with, or transfer all or substantially all of its assets in a single transaction or through a series of related transactions to, another Person or group of affiliated Persons unless such transaction is effected for fair value as determined by the Board of Directors of the Company acting in good faith and the Company makes an offer to purchase the Notes outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, with the proceeds of such transaction; provided that any Subsidiary may consolidate or merge with or transfer all or substantially all of its assets to the Company or a direct or indirect wholly owned Subsidiary of the Company.

            Within 30 days following any consolidation, merger or transfer of assets involving a Significant Subsidiary, the Company will mail or cause the mailing of a notice to each Holder of a Note, at the address of such Holder as it appears on the Note register, stating (i) that such a transaction has occurred and that such Holder has the right to require the Company to repurchase with the proceeds of such transaction such Holder's Notes, pro rata with all Notes tendered by other Holders of Notes, at the applicable purchase price in cash as provided above, plus accrued and unpaid interest, if any, to the date of purchase, (ii) the circumstances and relevant facts regarding such transaction (including, but not limited to, information with respect to pro forma income, cash flow and capitalization after giving effect to such transaction), (iii) the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed) and (iv) the instructions determined by the Company, consistent with this Indenture, that such Holder must follow in order to have its Notes repurchased.


            The Company will comply with the provisions of Section 14(e), Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable in connection with any offer by the Company to purchase Notes at the option of the Holders thereof as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.1, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.


            Section 4.2 Successor Corporation Substituted. Upon any consolidation, merger or transfer of assets involving the Company in accordance with Section 4.1, any successor Person formed by such consolidation or merger or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as an original party herein. When a successor Person assumes all of the obligations of the Company hereunder and under the Notes, the Company shall be released from such obligations.

                                    ARTICLE V

                                   REDEMPTION

            Section 5.1 Optional Redemption by the Company. If either (i) the aggregate principal amount of Notes registered to Persons who are not Affiliates of the Company is less than $___ million(1) or (ii) the Company has a Significant Subsidiary, then the Company may redeem the Notes, in whole or in part from time to time, at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date.

            Section 5.2 Notice to Trustees. If the Company elects to redeem any or all of the Notes pursuant to Section 5.1, it shall notify the Trustee of the redemption date and the principal amount of Notes to be redeemed. The Company shall give such notice in an Officers' Certificate delivered at least 45 days before the redemption date (unless a shorter period shall be satisfactory to the Trustee).


            Section 5.3 Selection of Notes to be Redeemed. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate . In any proration, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount of each Note so prorated shall be equal to an authorized denomination, by increasing or decreasing or eliminating the amount which would be allocable to any Note on the basis of exact proportion by an amount not exceeding $1,000. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Notes selected for redemption and, in the case of Notes selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to $1,000 or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.


            Section 5.4 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed.

            The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

--------

(1) Amount equal to 50% of the aggregate principal amount of Notes originally issued.

                  (b) the redemption price;

                  (c) the name and address of the Paying Agent;

                  (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (e) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;


                  (f) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date and upon surrender of such Note, a new Note or Notes will be issued having an aggregate principal amount equal to the unredeemed portion thereof which shall not be less than $1,000 or an integral multiple thereof; and


                  (g) the identification, including CUSIP number, of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes estimated to be outstanding after such redemption.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

                  Section 5.5 Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the redemption price.

                  Section 5.6 Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is its own Paying Agent, the Company shall segregate and hold in trust) money sufficient to pay the redemption price of all Notes to be redeemed on that date.


                  Section 5.7 Notes Redeemed in Part. After the redemption date, upon surrender of a Note that is redeemed in part, the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

            Section 6.1 Events of Default. An "Event of Default" occurs if:

                  (a) the Company defaults in the payment of interest (including default in the payment of interest in Additional Notes in lieu of a cash payment) on any Note when the same becomes due and payable and the default continues for a period of 30 days;

                  (b) the Company defaults in the payment of the principal of any Note (including failure to make a payment pursuant to a Change of Control Offer or other offer to purchase the Notes which is required to be made pursuant to this Indenture) when the same becomes due and payable at maturity;

                  (c) the Company fails to comply with any of its other covenants or agreements in the Notes or this Indenture and the default continues for 60 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding as specified below;

                  (d) there shall be a default under any evidence of Indebtedness of the Company or any Significant Subsidiary, whether any such Indebtedness exists on the date of this Indenture or shall hereafter be created, in the amount, individually or in the aggregate, of $10 million, if the maturity of such Indebtedness has been accelerated prior to its expressed maturity;

                  (e) a court of competent jurisdiction enters a final and non-appealable judgment against the Company or any Significant Subsidiary in which the Company or any such Significant Subsidiary is required to pay an amount (calculated after the application of any proceeds of insurance policies applicable to such loss), individually or in the aggregate, in excess of $10 million, and such final and non-appealable judgment remains unsatisfied for a period of 60 days;

                  (f) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (i) becomes insolvent, (ii) fails generally to pay its debts as they become due, (iii) admits in writing its inability to pay its debts generally as they become due, (iv) commences a voluntary case or proceeding, (v) consents to, or acquiesces in, the institution of a bankruptcy or an insolvency proceeding against it or the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (vi) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or any Significant Subsidiary or of all or substantially all of its property or (vii) makes a general assignment for the benefit of its creditors; or

                  (g) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law which (i) is for relief against the Company or any Significant Subsidiary in an involuntary case, (ii) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of its property or (iii) orders the winding-up or liquidation of the

Company or any Significant Subsidiary; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

            The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief, supervision, conservation, reorganization or liquidation of debtors or for the benefit of creditors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            A Default under subsection 6.1(c) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding notify the Company of the Default and the Company does not cure the Default within the period specified in such subsection after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default". Such notice shall be given by the Trustee if requested by the Holders of at least 25% in principal amount of the Notes then outstanding.

            Notwithstanding any Provision of this Indenture, none of the transactions contemplated by the Reorganization Plan shall constitute an Event of Default.

            Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in subsection 6.1(f) or (g)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the unpaid principal of and accrued interest on all the Notes to be due and payable. Upon such declaration, the principal of and accrued interest on such Notes shall be due and payable immediately. If an Event of Default specified in subsection 6.1(f) or (g) occurs, all unpaid principal of and accrued interest on the Notes then outstanding shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder. Upon payment of such principal amount and interest, all of the Company's obligations under the Notes and this Indenture shall terminate. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

            Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            Section 6.4 Waiver of Past Defaults. Subject to Sections 6.2, 6.7 and 9.2, the Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of or interest on any Note. When a Default or Event of Default is waived, it is cured and ceases to exist.


            Section 6.5 Control by Majority. The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


            Section 6.6 Limitation on Suits. A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the Notes then outstanding make a request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period, the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request.

            A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

            Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other Provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on the Note, on or after the respective due dates expressed in the Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.


            Section 6.8 Collection Suit by Trustee. If an Event of Default specified in subsection 6.1(a) or (b) occurs and is continuing and without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor upon the Notes for the whole amount of principal and interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7.


            Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due under Section 7.7) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute it, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

            Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            first, to the Trustee for amounts due under Section 7.7;

            second, to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
            third, to the Company or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.


            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any such payment to Noteholders in such manner and procedure as the Trustee deems appropriate.

            Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Notes then outstanding.

            Section 6.12 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which materially adversely affects the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

            Section 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                        (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                        (ii) In the absence of bad faith or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                        (i) This paragraph does not limit the effect of paragraph (b) of this Section.

                        (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                        (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                        (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections 7.1(a), (b) and (c).

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            Section 7.2 Rights of Trustee. (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.


            Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement contained herein or in the Notes other than its certificates of authentication, all of which (except for the certificates of authentication) shall be taken as the statements of the Company.


            Section 7.5 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.


            Section 7.6 Reports by Trustee to Holders. Within 60 days after each May 1 beginning with May 1, 1999, the Trustee shall, if so required by Section 313(a) of the Trust Indenture Act, mail to each Noteholder to the extent required by Section 313(c) of the Trust Indenture Act a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act.


            A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

            Section 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.


            The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.


            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Notes.

            When the Trustee incurs expenses or renders services after an Event of Default specified in subsection 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The provisions of this Section shall survive the termination of this Indenture.

            Section 7.8 Replacement of Trustee. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the removed Trustee and, with the Company's consent, may appoint a successor Trustee. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Notes shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in
Section 7.7. Notwithstanding replacement of the Trustee, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

            Section 7.9 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

            Section 7.10 Eligibility; Disqualification. This Indenture shall always have a trustee who satisfies the requirements of Section 310(a)(1) of the Trust Indenture Act. The Trustee shall always have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act, including the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act.

            Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed is subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

                                  ARTICLE VIII

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                    DEFEASANCE

            Section 8.1 Discharge of Liability on the Notes; Legal and Covenant Defeasance. Subject to Section 8.3, the Company may terminate all of its obligations under the Notes and this Indenture (a "Legal Defeasance"), or may terminate its obligations under the covenants contained in Sections 3.7, 3.8, 3.9, 3.10, 3.11, 4.1 and 4.2 of this Indenture with respect to the outstanding Notes (a "Covenant Defeasance"), if at any time:


                  (a) The Company irrevocably deposits in trust with the Trustee or a bank or trust company which satisfies the requirements of Section 7.10 hereof, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay the principal of and interest on the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;


                  (b) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the Trust Indenture Act;

                  (c) No Default or Event of Default shall have occurred or be continuing on the date of such deposit or shall occur on or before the ninety-first day after the date of such deposit;

                  (d) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other instrument to which the Company is a party or by which it or its property is bound;

                  (e) The Company shall deliver to the Trustee an Opinion of Counsel, (A) in the case of a Legal Defeasance, to the effect that (i) the Internal Revenue Service has published a ruling, (ii) the Company has received a ruling from the Internal Revenue Service or (iii) since the date hereof, there has been a change in applicable United States federal income tax law, in any such case to the effect that, and based upon such opinion shall confirm that, Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the Legal Defeasance contemplated hereby, and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or, (B) in the case of a Covenant Defeasance, to the effect that the Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the Covenant Defeasance contemplated hereby, and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (f) The deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

                  (g) The Holders, or the Trustee on behalf of such Holders, shall have a perfected security interest under applicable law in the monies or U.S. Government Obligations deposited pursuant to Section 8.1(a) above; and

                  (h) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the Legal Defeasance or the Covenant Defeasance, as applicable, contemplated by this Section 8.1 have been complied with.


            Notwithstanding the foregoing, after October __, 1998, the condition in Section 8.1(e) above shall not be applicable to a Covenant Defeasance.


            If the Company exercises its option to make a Legal Defeasance or a Covenant Defeasance payment of the Notes may not be accelerated because of an Event of Default.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 8.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

            Section 8.2 Satisfaction, Discharge of the Indenture and Termination of the Company's Obligations upon Cancellation of the Notes. In addition to its rights under Section 8.1, the Company may satisfy and be discharged from all of its obligations under this Indenture (subject to Section 8.3) when:

                  (a) All Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

                  (b) The Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (c) The Company has delivered to the Trustee an Officers' Certificate and an opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

            Section 8.3 Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in
Section 8.1 or 8.2, the respective obligations of the Company, the Trustee and the Paying Agent under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 3.1, 3.5, 7.7, 7.8, 8.6
and 8.7 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company, the Trustee and the Paying Agent under Sections 7.7, 8.5, 8.6 and 8.7 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

            Section 8.4 Acknowledgment of Discharge by Trustee. After the conditions of Section 8.1 or 8.2 have been satisfied, the Trustee upon request shall acknowledge in writing the discharge of those obligations that the Company terminates.

            Section 8.5 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section
8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

            Section 8.6 Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Company shall have first caused notice of such payment to be mailed to each Noteholder entitled thereto no less than 30 days prior to such repayment. After payment to the Company, Noteholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and the Trustee shall have no further liability with respect thereto.

            Section 8.7 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.5; provided that, if the Company has made any payment of interest on or principal of any Note because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

                                   ARTICLE IX

                             AMENDMENTS AND WAIVERS


            Section 9.1 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes, in form satisfactory to the Company and the Trustee, without the consent of any Noteholder:


                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to comply with Article IV;

                  (c) to provide for uncertificated Notes in addition to certificated Notes;

                  (d) to make any change that does not adversely affect the rights of any Noteholder; or

                  (e) to comply with the Trust Indenture Act.

            Section 9.2 With Consent of Holders. The Company and the Trustee may amend or supplement any provision of either this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding without notice to any Noteholder. The Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company with any such provision without notice to any Noteholder. However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section may not:

                  (a) change the maturity of the principal of or the date of payment of any installment of interest on any Note;

                  (b) reduce the principal amount of or interest on any Note or change the form of payment thereof (except as permitted in Section 2.2 hereof);

                  (c) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

                  (d) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; or

                  (e) make any change in Sections 6.4 or 6.7 or this Section
9.2.


            The Company and the Trustee hereby agree to amend or supplement any provision of either this Indenture or the Notes at any time after October __, 1998, upon receipt of a written direction indicating the approval of any amendment or supplement by the Holders of at least a majority in principal amount of the Notes then outstanding, without notice to any Noteholder; provided, however, that any such change may not adversely affect the rights of the Company or the Trustee, it being understood that the elimination of any or all of Sections 3.7, 3.8, 3.9, 3.10, 3.11, 4.1 and 4.2 of this Indenture would not constitute such a change; and provided further, that such amendment or supplement may not make any of the changes specified in clauses (a) through (e) of the first paragraph of this Section 9.2 without the consent of each Noteholder affected.


            Any amendment or supplement shall be effective upon certification to the Trustee by the Company or an agent of the Company that such amendment or supplement has been authorized by the Company and that either (i) the consent of the majority of an aggregate principal amount of the Notes has been obtained or
(ii) the Company has received a written direction indicating the approval of the majority of an aggregate principal amount of the Notes, unless such consent or direction specifies that it shall become effective at a later date, in which case such amendment or supplement shall become effective in accordance with the terms of such consent or direction.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            Section 9.3 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes or waiver of the provisions hereof or thereof shall comply with the Trust Indenture Act as then in effect.

            Section 9.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (a) through (e) of Section 9.2. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

            Section 9.5 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.


            Section 9.6 Trustee To Sign Amendments, Etc. The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplement is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                    ARTICLE X

                                  MISCELLANEOUS

            Section 10.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

            Section 10.2 Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:


                        Home Holdings Inc.
                        One Chase Manhattan Plaza
                        New York, New York 10005


                        Attention: General Counsel

                  if to the Trustee:


                        Wilmington Trust Company
                        Rodney Square North
                        1100 North Market Street
                        Wilmington, Delaware 19890-0001

                        Attention: Corporate Trust Administration

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if facsimiled; five calendar days after mailing if sent by registered or certified mail; and, with respect to routine administrative communications only, seve calender days after mailing, if sent by first class mak (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).


            Any notice or communication to a Noteholder shall be mailed by first-class mail or other equivalent means to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

            All notices or communications shall be in writing.

            In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

            Section 10.3 Communications by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

            Section 10.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 10.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each party making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such party, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of each such party, such condition or covenant has been complied with;

provided, however, that with respect to matters of law, an Officers' Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous, and provided, further, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

            Section 10.6 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

            Section 10.7 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open either in New York City or in the city where the principal corporate trust office of the Trustee is located. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            Section 10.8 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation and if any liability does exist, such liability is waived and released as provided in the Notes.

            Section 10.9 Duplicate Originals. The Parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


            Section 10.10 Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATION TO THIS INDENTURE, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY

WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


            Section 10.11 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            Section 10.12 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successors.

                     [Rest of page intentionally left blank]

            Section 10.13 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered as of the date first above written.

                                             HOME HOLDINGS INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             WILMINGTON TRUST COMPANY


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                                 (Face of Note)

REGISTERED                                                   CUSIP No.__________

No.

                               HOME HOLDINGS INC.


                       [ ]% Senior Note due July __, 2006


      Home Holdings Inc., a Delaware corporation (the "Company"), for value received, promises to pay to _______________, or registered assigns, the principal sum of ______________ Dollars on _____________________, and interest on such principal sum, at the rate, on the dates and to the Persons specified on the reverse hereof.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof.

      Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                             HOME HOLDINGS INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             (SEAL)

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:

      This is one of the Notes described in the within-mentioned indenture.


 WILMINGTON TRUST COMPANY,
 as Trustee



By:
   -----------------------------
       Authorized Signatory

                                 (Back of Note)

                               HOME HOLDINGS INC.


                       [ ]% Senior Note due July __, 2006

            1. Interest. Home Holdings Inc., a Delaware corporation (the "Company"), promises to pay interest (a) on the principal amount of this Note from July ___, 1998, payable semi-annually on January ___ and July ___ (each an "Interest Payment Date") of each year, commencing on January __, 1998, at the initial rate per annum of [ ]%, subject to adjustment as provided below, to holders of record on the Regular Record Date (as defined in paragraph 2 below) next preceding each Interest Payment Date, and (b) to the extent lawful, on any interest payment due but unpaid on such principal amount at such rate per annum. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July __, 1998; provided that, if there is no existing Default in the payment of interest and if this
Note is authenticated between a Regular Record Date and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date.

            Subject to the terms of this paragraph, the Company may, in its sole discretion, issue Additional Notes (as hereinafter defined) in lieu of a cash payment of any or all of the interest due on any Interest Payment Date up to and including July ___, 2001. If the Company elects to issue Additional Notes in lieu of cash payment of interest due on any Interest Payment Date pursuant to the immediately preceding sentence, it shall, by giving notice to the Noteholders and the Trustee of such election not less than 30 nor more than 60 days prior to the Regular Record Date for such Interest Payment Date, issue to the person who is the registered holder of this Note, and shall instruct the Trustee to authenticate, an additional Note (the "Additional Note"), dated the date of such Interest Payment Date, in a principal amount equal to the amount of cash interest due but not paid on such Interest Payment Date, and with a maturity date, interest rate, and other terms of, and generally in the form of, this Note. The issuance of such Additional Note shall constitute full payment of such interest. If the Company fails to give the required notice of such election to the Noteholders, the notice requirement shall be deemed satisfied by the issuance and delivery of Additional Notes in lieu of cash on the relevant Interest Payment Date. Failure to pay interest in such manner on the Interest Payment Date following failure to give the required notice to the Noteholders, or failure to give such notice to the Trustee, shall obligate the Company to pay the interest due in cash. Each issuance of Additional Notes in lieu of cash payment of interest on the Notes shall be made pro rata with respect to the outstanding Notes; provided, that Additional Notes shall be issuable only in denominations of $1000 or integral multiples thereof. The term "Notes" shall include the Additional

Notes that may be issued under the Indenture. After July ___, 2001, all interest due on an Interest Payment Date shall be paid in cash.

            The Company shall pay interest on overdue principal and interest on overdue installments of interest to the extent lawful, at the rate per annum borne by the Notes in cash or by issuance of Additional Notes up to and including July ___, 2001, and, thereafter, in cash.

            2. Regular Record Date. The record date for each payment of interest on this Note on each Interest Payment Date shall be the close of business of the Company's office in New York, New York on the June ___ or December ___ next preceding such Interest Payment Date (a "Regular Record Date").

            3. Method of Payment. The Company will pay interest on this Note (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Regular Record Date for the next Interest Payment Date even though Notes are canceled after such Regular Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Up to and including July ___, 2001, and subject to paragraph 1 above, the Company may, at its sole discretion, pay interest in the form of Additional Notes, otherwise the Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest on the amount payable on such payment date shall accrue for the intervening period.

            4. Paying Agent and Registrar. Initially, Wilmington Trust Company, a Delaware banking and trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent and Registrar or Co-Registrar at any time without notice. The Company or any Subsidiary of the Company may act in any such capacity.

            5. Indenture. The Company issued this Note under an Indenture dated as of July ___, 1998 (the "Indenture") between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the Indenture. This
Note is subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Capitalized terms not otherwise defined herein have the meaning attributed to them in the Indenture. The Notes are general obligations of the Company limited in aggregate principal amount as provided in the Indenture.

            6. Optional Redemption and No Sinking Fund. If either (i) the aggregate principal amount of Notes registered to Persons who are not Affiliates of the Company is less than $___ million or (ii) the Company has a Significant Subsidiary, then the Company may redeem the Notes, upon notice as provided hereunder, in whole at any time or in part from time to time, at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date.


            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date of each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption unless the Company defaults in making this redemption payment.


            The Notes do not provide for any mandatory sinking fund.


            7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.


            8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

            9. Defeasance. Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes at maturity.

            10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the Notes, and any existing Default may be waived with the consent of the Holders of a majority in principal amount of the Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Noteholders, to provide for uncertificated Notes in addition to certificated Notes, to make any change that does not adversely affect the rights of any Noteholder or to comply with the Trust Indenture Act.

            After October ___, 1998, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Company and the Trustee to amend or supplement the provisions of the Indenture or the Notes (including the restrictive covenants described in paragraph 11 below).


            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company and its Affiliates are not disregarded.

            11. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company to, among other things, consolidate with or merge with or into any other Person or transfer all or substantially all its properties and assets to another Person. The Indenture also limits the ability of the Company and its Significant Subsidiaries to incur Indebtedness secured by Liens on properties, assets or Capital Stock of the Company or the Significant Subsidiary (unless the Holders are secured equally and ratably thereunder) or to dispose of Capital Stock of the Significant Subsidiaries or of any Subsidiaries controlling a Significant Subsidiary.

            12. Successor Corporation. When a successor corporation assumes all of the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article IV of the Indenture, the predecessor corporation will be released from those obligations.

            13. Defaults and Remedies. Under the Indenture, an Event of Default occurs if: (i) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 30 days; (ii) the Company defaults in the payment of the principal of any Note (including failure to make a payment pursuant to a Change of Control Offer or other offer to purchase the Notes which is required to be made pursuant to the Indenture) when the same becomes due and payable at maturity; (iii) the Company fails to comply with any of its other covenants or agreements in the Notes or the Indenture and the default continues for 60 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding as specified below; (iv) there shall be a default under any evidence of Indebtedness of the Company or any Significant Subsidiary, whether any such Indebtedness exists on the date of this Indenture or shall hereafter be created, in the amount, individually or in the aggregate, of $10 million, if the maturity of such Indebtedness has been accelerated prior to its expressed maturity; (v) a court of competent jurisdiction enters a final and non-appealable judgment against the Company or any Significant Subsidiary in which the Company or such Significant Subsidiary is required to pay an amount (calculated after the application of any proceeds of insurance policies applicable to such loss), individually or in the aggregate, in excess of $10 million, and such final and non-appealable judgment remains unsatisfied for a period of 60 days; and (vi) certain events of bankruptcy or insolvency of the Company or any Significant Subsidiary occur, provided, however, that none of the transactions contemplated by the Reorganization Plan shall constitute an Event of Default. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately (other than certain Events of Default relating to the bankruptcy or insolvency of the Company, which do not require any such action to result in the Notes being due and payable immediately). Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

            14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

            16. Unclaimed Money. If money and/or Additional Notes for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money and/or Additional Notes back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money and/or Additional Notes must look only to the Company (unless an abandoned Property law designates another person) and not to the Trustee for payment.

            17. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= as tenants in common), TEN ENT (= as tenants by the entireties), JT TEN (= as joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


            18. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. THE COMPANY HEREBY

IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATION TO THE INDENTURE OR THE NOTES, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: I or we assign and transfer this Note to


--------------------------------------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint __________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:____________________        Your Signature ____________________________

                                 (Sign exactly as your name appears on the other side of this security)


                                 --------------------------------------
                                 Signature Guarantee